SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of
                                               the Commission Only (as
                                               permitted by
                                               Rule 14a-6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                     VULCAN INTERNATIONAL CORPORATION
            ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)
                            Not Applicable
-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------
    5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
-----------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------
    3) Filing Party:
-----------------------------------------------------------------------
    4) Date Filed:
-----------------------------------------------------------------------

                    VULCAN INTERNATIONAL CORPORATION
                            300 Delaware Avenue
                       Wilmington, Delaware  19801


                Notice of Annual Meeting of Shareholders
                         To Be Held May 13, 2004


The Annual Meeting of Shareholders of Vulcan International Corporation will be held at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware on May 13, 2004 at 1:30 P.M. for the following purposes:

      1.  To elect Directors.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established the close of business on March 5, 2004 as the record date for determining those shareholders who will be entitled to vote at the meeting.

Wilmington, Delaware                 BY ORDER OF THE BOARD OF DIRECTORS

April 12, 2004                           VERNON E. BACHMAN, SECRETARY


PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID
ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                          PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of and at the cost of Vulcan International Corporation (the "Company"). Under the Delaware statutes, any shareholder may revoke a proxy by voting in person at the meeting or by delivering a later dated proxy or other writing revoking the proxy before it is voted at the meeting.

The Board of Directors has established as the record date for determining shareholders entitled to notice and to vote at the meeting, the close of business March 5, 2004.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company, as of March 5, 2004 had outstanding 1,006,707 shares of common capital stock, each of which is entitled to one vote. There are no other voting or equity securities outstanding. There is set forth below information with respect to the stock ownership of any person who is known to be the beneficial owner of more than 5% of the Company's common stock and the stock ownership of management as of February 1, 2004.

                        HOLDERS OF 5% OR MORE

       Name and Address              Amount and Nature           Percent
     of Beneficial Owner          of Beneficial Ownership        of Class
------------------------------------------------------------------------
(1)Deliaan A. Gettler                Directly Owned:       3,100
   1 Filson Place                    Indirectly Owned:   125,729
   Cincinnati, OH  45202             Total Owned:        128,829    12.8%

(2)Benjamin Gettler                  Directly Owned:     315,915
   1 Filson Place                    Indirectly Owned:   178,829
   Cincinnati, OH  45202             Total Owned:        494,744    49.1%

(3)The PNC Financial Services        Directly Owned:      80,416     8.0%
    Group, Inc.
   One PNC Plaza
   249 Fifth Avenue
   Pittsburgh, PA  15222

 (1) Deliaan A. Gettler is the wife of Benjamin Gettler, Chairman of the Board and President of the Company. The indirect shares listed for Mrs. Gettler include 121,000 shares owned by the Gettler Family Special 1997 Trust of which she is Trustee; and 4,729 shares which she owns as custodian for Benjamin R. Gettler, son of Mr. and Mrs. Gettler. It does not include 315,915 shares directly owned by Mr. Gettler.

                                  -2-

(2) The shares listed as indirectly owned by Mr. Gettler include 121,000 shares which Mrs. Gettler owns as Trustee of the Gettler Family Special 1997 Trust; 4,729 shares which Mrs. Gettler owns as custodian for Benjamin R. Gettler; and 3,100 shares which Mrs. Gettler owns directly. The indirect share ownership also includes 50,000 shares subject to option which Mr. Gettler may exercise immediately.

(3) The PNC Financial Services Group, Inc. and two wholly owned subsidiaries hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares.


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTED COMPLIANCE

The rules of the Security and Exchange Commission require that Vulcan International Corporation disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons, Vulcan International Corporation believes that, during 2003, all reports required under section 16(a) of the Securities and Exchange Act for its directors, officers and 10% stockholders were filed on a timely basis.



                    SECURITY OWNERSHIP OF MANAGEMENT

The total number of equity securities of the Company owned by all directors and officers of the Company as a group (6) as of February 1, 2004 is set forth below:

    Amount and Nature of Beneficial Ownership          Percent of Class
-----------------------------------------------------------------------

Directly Owned:             331,631                            32.9%
Indirectly Owned:           178,829                            17.8%
Total Owned:                510,460                            50.7%

The share ownership of each of the directors and nominees is set forth below under the heading Election of Directors.

                          ELECTION OF DIRECTORS

The shares represented by the proxies will be voted for the election of the five (5) nominees listed below, each of whom is presently a Director. If any such nominee shall be unable to serve (which is not now contemplated) discretionary authority may be exercised to vote for a substitute. The terms of all of the present Directors expire upon the election of their successors in 2004. The following information is given with respect to the five (5) nominees based upon the records of the Company and information furnished by each nominee as of February 1, 2004.

                              NOMINEES
                                                        Number of
                                          First        Shares Owned
    Name and                              Became       Directly or    Percent
Principal Occupation              Age   Director In    Indirectly (1)  Owned
-----------------------------------------------------------------------------
Leonard Aconsky                   73      l993            6,300          (2)
Consultant to and director
of Acotech Services, a
consulting firm on building
life safety systems; retired
in 1993 as Vice-President and
World-Wide Technical
Coordinator WITCO, a manufacturer
of specialty chemical products;
Director, Vulcan Corporation,
operating subsidiary of Company

Edward B. Kerin                   65      2001              500          (2)
1998 - 2001 - Director of
Chemprene Inc., a manufacturer
of chemical rubber products,
consultant 1994-98 Chief
Executive Officer, President
and Chairman of the Board of
Chemprene, Inc., a manufacturer
of chemical rubber products;
1981-1994 corporate Vice President,
Witco Chemical Corporation
Director, Vulcan Corporation,
operating subsidiary of Company

Benjamin Gettler (3)              78      1960          494,744        49.1%
Chairman of the Board and
President Vulcan International
Corporation and its operating
subsidiary company, Vulcan
Corporation


                                  -4-


Thomas D. Gettler, Esq. (4)       45      1992            8,806          (2)
Attorney

Warren C. Falberg                 66      2003                0           0
Chief executive Officer,
Visiting Nurse Association
1999-Senior Executive Officer,
The Jewish Hospital, Health
Alliance of Cincinnati 1996-
1999 Chief Executive Officer,
The Jewish Hospital of
Cincinnati 1976-1996

(1) This report of share ownership is pursuant to Securities & Exchange Commission regulations and, therefore, includes shares of close family members residing in nominees' households for which shares Directors disclaim beneficial ownership.

(2)  Ownership is less than 1%.

(3) The number of shares shown includes shares owned directly and indirectly by Deliaan A. Gettler, his wife. The indirect ownership also includes 50,000 shares subject to option which Mr. Gettler may exercise immediately.

(4)  Thomas D. Gettler is the son of Benjamin Gettler.


                         EXECUTIVE COMPENSATION

The following table shows the compensation and stock option awards for the last three fiscal years, and other annual compensation and all other compensation for 2003, to the Chief Executive Officer who was the only executive officer whose compensation exceeded $100,000.

                             SUMMARY COMPENSATION TABLE
                                                           Long Term
                          Annual Compensation             Compensation
                  --------------------------------------  ------------
                                              Other
                                             Annual
Name and                                     Compen-   Options/    All other
Principal                                    sation     SARs     Compensation
Position            Year  Salary   Bonus       ($)       (#)         (1)
-----------------------------------------------------------------------------
Benjamin Gettler     2003 $275,000    (2)       0           0       $8,000
Chairman of the      2002 $275,000    (2)       0           0       $8,000
Board and President  2001 $275,000    (3)       0      50,000       $8,000

                                  -5-


(1)  Director Fees.

(2) Mr. Gettler was given 2,000 shares of the Company in lieu of a cash bonus in 2002 and 2003. On the dates of the payments, those shares had a market value respectively of $81,000 and $68,600.

(3) In 2001, Mr. Gettler was given 1,000 shares of the Company in lieu of a cash bonus. On the date of the payment those shares had a market value of $37,750.


                          STOCK OPTION PLAN

The Vulcan International Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company in 1991. The purpose of the Plan is to provide additional incentives in order that the Company may retain key personnel. The Plan provides for the granting of options to purchase totaling not more than 300,000 shares of common stock from the Company's treasury shares of which 77,000 have not previously been granted. The Plan is administered by a Stock Option Committee consisting of not less than three
(3) Directors of the Corporation who are not eligible to receive options under the Plan. During the year 2003, the Committee consisted of Directors Leonard Aconsky, Edward B. Kerin, and Thomas D. Gettler. The Committee determines the key employees to whom the options are granted, the term of the option and the number of shares of each grant subject to the option. The option price is such price as may be determined by the Option Committee.

Each option continues for the period determined by the Committee, which shall be not less than one (1) year or more than seven (7) years from the date of its grant. The Plan provides that each key employee to whom an option is granted shall as a condition of his right to exercise such option, agree to remain in the continuous employment of the Company for a period of at least two years from the date of exercise of the option, unless he is prevented from doing so by death or disability. Under the Plan, the Company has the option to repurchase shares from an optionee who terminates employment prior to the expiration of the two-year period. During 2001, Mr. Benjamin Gettler was granted an option for 50,000 shares at an exercise price of $37.24 per share. On May 8, 2003 that option price was changed to $33.20 per share with an expiration date of November 6, 2008. The shares were repriced to the market price of the shares on that date since such repricing was determined by the Stock Option Committee to best carryout the purpose and intent of the Plan. The value of options outstanding at December 31, 2003 is $527,500.


                    OPTION GRANTS IN LAST FISCAL YEAR

                                None

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                None


                              PENSIONS

Under the terms of the Company's retirement Plan for salaried employees, salaried personnel are entitled to retire at age 65 with benefits computed on the basis of salary and length of service. The maximum length of service which can be taken into account is 30 years. The method of computing benefits under the retirement plan is: the number of years of employment multiplied by the sum of 1.0% of average monthly salary and .65% of such salary in excess of Social Security covered compensation (all based on the highest 60 consecutive monthly salaries). The aggregate cash contribution made for the 2002-2003 Plan year was $-0-. For purposes of the Plan, annual compensation means a participant's W-2 earnings for federal income tax purposes, excluding commissions and taxable fringe benefits. Mr. Gettler has reached normal retirement age and has more than 30 years of service.
Mr. Gettler currently receives $148,586 per year from the Plan based upon his selection of a joint and 100% survivor benefit.


                            PERFORMANCE GRAPH

The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from December 31, 1998 through December 31, 2003.

(Graph submitted to SEC on Form SE on paper)



                                   Value of Investment at December 31,
                              1998    1999    2000    2001    2002    2003
Vulcan International
 Corporation                 100.00   93.47  104.85  124.81  111.06  139.19

Selected Stock List          100.00   58.96   55.93   57.68   21.96   28.40

AMEX Market Index            100.00  124.67  123.14  117.47  112.78  153.50

Source: MGFS, Inc., P.O. Box 26451, Richmond, VA 23261-6451,
        Phone 1(800)466-7922, Fax: 1(804)649-6826

                  ASSUMES $100 INVESTED ON JANUARY 1, 1999
                        ASSUMES DIVIDEND REINVESTED
                    FISCAL YEAR ENDING DECEMBER 31, 2003

                    COMPANIES COMPRISING THE PEER GROUP

Except as set forth below, the peer group used in constructing the graph in the Proxy Statement showing the yearly percentage change in cumulative total return has been consistently used since 1993. It includes representative suppliers to the shoe industry. Since the Company has reduced its reliance on the shoe industry and is now manufacturing foam products, the Company has since 1998 included in its peer group the Rogers Corp., which is a corporation listed on the American Stock Exchange and which is in the business of processing and selling foam products. The companies in the peer group are:

                         Goodyear Tire & Rubber Co.
                               Jaclyn Inc.
                                Katy Ind.
                                Lydall Inc.
                               Rogers Corp.

Two companies formerly in the peer group, Bontex, Inc. and Vista Resources, Inc. are no longer included since they have been delisted.


              DIRECTORS' MEETINGS, COMMITTEE INFORMATION, FEES AND
                         OTHER DIRECTOR TRANSACTIONS

There were six (6) meetings of the Board of Directors in 2003. All Directors attended at least 75% of the total number of Directors' meetings held during their tenure and all Directors attended at least 75% of Committee meetings held by committees on which they served during their tenure.

The Board of Directors currently has two standing committees, namely, an Audit and Compensation Committee and a Stock Option Committee. The Stock Option Committee is discussed above under the heading "Stock Option Plan." That Committee had one meeting in 2003.

The Audit and Compensation Committee is comprised of independent, non-employee directors, namely, Messrs. Leonard Aconsky, Warren C. Falberg and Edward B. Kerin. That committee had four meetings during the last fiscal year. The Audit and Compensation Committee is responsible for overseeing the Company's accounting functions and controls. The Committee has adopted a Charter to set forth all of its specific responsibilities. As required by the Charter:

       The Committee has reviewed and discussed the audited financial statements with management;

       The Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing
       Standards No. 61 relating to conduct of the audit;

       The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence; and

       Based on the review and discussions with management and the representative of its independent auditors, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

       The Committee has reviewed and assessed the adequacy of the Charter.

       A copy of the Audit and Compensation Committee Charter was included as an appendix to the 2002 proxy statement.

The Committee also reviews and recommends the salary and bonus of the Company's chief executive officer.

The Company pays each of its Directors $8,000 per year as a director fee. The members of the Audit and Compensation Committee are paid $300 per meeting attended.

There is in effect a Resolution of the Board of Directors pursuant to which any Director of the Company or any of the subsidiary companies may purchase up to 25,000 treasury shares of company stock at the closing bid on the American Stock Exchange on the date of the exercise of such election to purchase. In the calendar year 2003, there were no shares purchased from the Company pursuant to this Resolution.

In 2003, the Company paid Thomas D. Gettler, Director, $142,254 in legal fees primarily for defending litigation against the Company.


                    PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2003 by the Company's principal accounting firm, J.D. Cloud & Co. L.L.P.

                                                      2003         2002
       Audit Fees                                   $104,690       91,747
       Consisting of fees to audit the company's
       financial statement; review Form 10K; and
       review Form's 10Q

       Audit related fees                                  -        8,529
       Consultation regarding accounting for EPA
       liability and Joint Venture

                                  -9-

                                                      2003         2002

       Tax fees                                       38,000       19,445
       Consist of preparation of the income tax
       returns and consultation on various tax
       matters

       All other fees                                  4,014       88,972
       Consist of fees in connection with
       resolving various hardware and software
       issues in 2003.  In 2002, consisted of
       software installation fees, including the
       cost of software purchased
                                                     -------      -------

                                         Total      $146,704      208,693
                                                     =======      =======

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company. The
Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud & Co. L.L.P. The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud & Co. L.L.P. to the Company is compatible with maintaining J.D. Cloud & Co. L.L.P.'s independence.


                 AUDIT AND COMPENSATION COMMITTEE REPORT ON
                          EXECUTIVE COMPENSATION

                     Committee's Compensation Policy

It is the policy of the Audit and Compensation Committee that the Company's Executive Officers should be compensated in accordance with the responsibilities of their position and their performance in office.
Included among the factors considered by the Compensation Committee in carrying out such compensation policies are the historical compensation paid officers of this Company and the compensation paid to executives in similar positions in other companies as well as performance in the fiscal year in question compared to prior fiscal years.

In carrying out the foregoing policies, the Committee also used the facts set forth below in determining the annual compensation of the Chief Executive Officer, Chairman of the Board and President of the Company for 2004. Those positions are filled by a single individual, Mr. Benjamin Gettler.

In the first eleven month of 2003, the Company's gross revenues increased from $13,251,190 to $14,254,959. Further, in 2003, under the leadership of Mr. Gettler, the Company resolved major legal problems including arranging for the financing required to settle the 13-year legal action brought against it in 1990 by the U.S. Department of Justice involving alleged pollution in the State of Massachusetts.

Mr. Gettler has not requested an increase in his salary. Accordingly, the Committee has determined that for the Year 2004, Mr. Gettler's salary remain at $275,000 (which is unchanged since 1997); and that the same bonus be paid to him for 2003 as for 2002, namely 2,000 shares of Company stock payable January 5, 2004.


          Audit and Compensation Committee, November 17, 2003

         Leonard Aconsky    Warren C. Falberg    Edward B. Kerin


               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The principal accountant of the Company is J. D. Cloud & Co. L.L.P., certified public accountants. That firm has acted as the principal accountant of the Company since 1956. At the meeting of the Board of Directors following the May, 2003 meeting, the Board again selected that firm to continue to serve as the Company's principal independent public accountants. The practice of the Board of Directors in making a selection at such meeting has been followed by the Company since 1956. The same practice will be followed after the May, 2004 Annual Meeting of Shareholders. Management is not aware of any intended change of principal independent public accountants. Representatives of J.D. Cloud & Co. L.L.P. are not expected to attend the Annual Meeting.


                     PROPOSALS OF SECURITY HOLDERS

No shareholder proposals will be considered at this year's annual meeting.

In the event that any security holder intends to present a proposal at the 2005 annual meeting of the Company and such security holder desires that the proposal be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be received by the Company by no later than 4:30 P.M. December 1, 2004.


                                GENERAL

The Company, as of March 5, 2004 had outstanding 1,006,707 shares of capital stock, each of which is entitled to one vote. The record date for determining shareholders entitled to notice and to vote at the meeting is close of business March 5, 2004.

The management knows of no other business to be brought before the meeting for action by the shareholders. If any other matters properly come before the meeting, the proxies in the enclosed form, unless otherwise specified, will be voted on such matters in accordance with the judgment of the Proxy Committee.


                                           /s/BENJAMIN GETTLER
                                           ---------------------------
                                           Chairman of the Board
                                               and President

                    VULCAN INTERNATIONAL CORPORATION

                              PROXY

The undersigned hereby appoints Leonard Aconsky, Warren C. Falberg and Thomas D. Gettler or any of them with full power of substitution, as the proxies of the undersigned to vote at the Annual Meeting of Shareholders of Vulcan International Corporation to be held at 300
Delaware Ave., Suite 1704, Wilmington, Delaware on Thursday, May 13, 2004 at 1:30 p.m. and at any adjournment thereof, all the shares of stock of the Company the undersigned would be entitled to vote if personally present, hereby granting to each of them full power and authority to act for and in the name of the undersigned at said meeting and adjournments upon the matters listed on the reverse side.


THIS PROXY, SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AS INSTRUCTED. UNLESS OTHERWISE INDICATED THIS PROXY WILL BE PRESUMED TO BE GRANTS.

           Mark this box with an X if you have made changes to your name
---------
           or address details above.


Annual Meeting Proxy Card
                                                        GRANTS    WITHHOLDS
The election of Directors and nominees listed in the Proxy Statement except as marked to the contrary below.

 Leonard Aconsky, Warren C. Falberg, Benjamin Gettler,
 Thomas D. Gettler and Edward B. Kerin                  ----       ---

    (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, draw a line through that nominee's name.)

Please mark your votes as indicated in this example      X
                                                       ------

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AS INSTRUCTED, UNLESS OTHERWISE INDICATED THIS PROXY WILL BE PRESUMED TO BE GRANTS.


                                 Dated                           ,2004
                                       ---------------------------

                                       --------------------------------
                                                            Signature

                                       --------------------------------
                                                            Signature

                                     (When signing in any other capacity
                                      than as an individual, please so
                                      indicate.)